UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2014

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2014, UGI Europe, Inc. ("UGIE"), an indirect wholly owned subsidiary of UGI Corporation (the "Company"), entered into a 30 day Term Loan Facility Agreement, by and between UGIE, as borrower, the Company, as guarantor, and Wells Fargo Bank, National Association, London Branch ("Wells Fargo"), as creditor (the "Term Loan Facility Agreement"). The Term Loan Facility Agreement provides for a 256,000,000 Euro term loan facility and generally bears interest at a rate per annum that is the aggregate of LIBOR plus 1.25% per annum and any related costs. The Term Loan Facility Agreement terminates on April 20, 2014, but UGIE may prepay the Term Loan, in whole or in part, without any penalty. The proceeds from the Term Loan Facility Agreement will be used for general corporate purposes.

The Term Loan Facility Agreement includes the usual and customary covenants for credit facilities of this type, including, among others, covenants relating to compliance with laws, the payment or making of any debt obligations, notification of litigation or other proceedings, maintenance of UGIE’s business, maintenance of insurance, maintenance of property and assets, maintenance of books and records, and issuance of securities. The Term Loan Facility Agreement also contains events of default customary for such financings, the occurrence of which would permit the creditor to accelerate the amount due thereunder or cancel the creditor’s obligations pursuant to the Term Loan Facility Agreement. Such events of default include, without limitation, failure to pay principal and interest on the due date, failure to comply with a covenant beyond any applicable grace period, default beyond the applicable grace period for payments on other borrowings, an event or series of events that makes it impossible or unlawful to perform or comply with certain obligations under the Term Loan Facility Agreement, certain events of bankruptcy or insolvency of UGIE, a default in the Guaranty (as more fully described below), and a change in control.

On March 21, 2014, the Company also entered into a Guaranty in favor of Wells Fargo (the "Guaranty"), as primary obligor of UGIE’s payment obligations and payment liabilities arising under the Term Loan Facility Agreement. Pursuant to the Guaranty, the Company unconditionally guarantees the punctual payment when due of all of UGIE’s payment obligations and payment liabilities, including any interest and fees, in accordance with the terms of the Term Loan Facility Agreement. The Guaranty remains in full force and effect until all obligations under the Term Loan Facility Agreement have been paid in full.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

March 27, 2014	By:	/s/ Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President and General Counsel, Secretary